Exhibit 10.2.1

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of June 18, 2013,  among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Jack Cooper Holdings Corp. (the “Issuer”) has entered into that certain indenture dated as of the date hereof (as amended, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the guarantors party thereto (the “Guarantors”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee on behalf of the holders (the “Holders”) of the Notes (as defined below) and the Collateral Agent, pursuant to which the Issuer is issuing 9.25% Senior Secured Notes due 2020 (together with any Exchange Notes and Additional Notes, the “Notes”).  The Indenture requires that the Issuer and the Guarantors enter into this Agreement;

WHEREAS, pursuant to the Indenture, each of the Guarantors have agreed to guarantee to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (the “Guarantee”);

WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur Permitted Additional Pari Passu Obligations which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 28 of this Agreement;

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Permitted Additional Pari Passu Obligations Agreement and each is, therefore, willing to enter into this Agreement;

WHEREAS, the Collateral Agent has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture; provided, however, that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)                                 “Account” means an account (as that term is defined in Article 9 of the Code).

(b)                                 “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)                                  “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(d)                                 “Authorized Representative” means any duly authorized representative of any holder of Permitted Additional Pari Passu Obligations under any Permitted Additional Pari Passu Obligations Agreement designated as “Authorized Representative” for such holder in an Permitted Additional Pari Passu Secured Party Joinder delivered to the Collateral Agent.

(e)                                  “Bank Collateral Agent” has the meaning given to such term in the Intercreditor Agreement.

(f)                                   “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(g)                                  “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(h)                                 “CFC” means a controlled foreign corporation (as that term is defined in the IRC).

(i)                                     “Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(j)                                    “Closing Date” means the “Issue Date” as defined in the Indenture.

(k)                                 “Code” means the New York Uniform Commercial Code as in effect from time to time; provided, however, that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or remedies with respect to the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

(l)                                     “Collateral” has the meaning specified therefor in Section 2.

(m)                             “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(n)                                 “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1.

(o)                                 “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

(p)                                 “Compliance Certificate” means that certain Officer’s Certificate described in Section 4.4 of the Indenture.

(q)                                 “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by the Issuer or one of the other Grantors, the Collateral Agent, and the applicable securities intermediary (with respect to a Securities

Account) or bank (with respect to a Deposit Account) granting “control” (within the meaning of the Code) over such account to the Collateral Agent.

(r)                                    “Controlled Account” means each Deposit Account of any Grantor, other than (i) any Excluded Deposit Account and (ii) any other Deposit Account (x) with respect to which at any time prior to the Discharge of Credit Facility Obligations (as such term is defined in the Intercreditor Agreement), the Bank Collateral Agent has not obtained a control agreement and (y) at any time after the Discharge of Credit Facility Obligations, (A) which is a controlled disbursement account which does not maintain cash balances, (B) which is a zero balance account, (C) which is a local terminal account which receives no deposits, (D) which holds a balance of not more than $250,000 at any time taken in the aggregate with all other Deposit Accounts excluded under this clause (D) at such time and (E) the Preferred Payment Escrow Account (as defined in the ABL Credit Agreement as of the date hereof).

(s)                                   “Copyrights” means any and all rights in any works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule 2, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and  (v) all of each Grantor’s rights corresponding thereto throughout the world.

(t)                                    “Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit A.

(u)                                 “Deposit Account” means a deposit account (as that term is defined in the Code).

(v)                                 “Equipment” means equipment (as that term is defined in the Code).

(w)                               “Eligible Cash Equivalents” has the meaning specified therefor in the Indenture.

(x)                                 “Event of Default” shall mean an “Event of Default” under and as defined in the Indenture or any Permitted Additional Pari Passu Obligations Agreement.

(y)                                 “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

(z)                                  “Excluded Collateral” shall have the meaning ascribed to such term in Section 2.

(aa)                          “Excluded Deposit Account” means any Deposit Account or Securities Account the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any Grantor and (b) amounts required to be paid over to an employee benefit plan pursuant to Department of Labor Regulation Sec. 2510.3-102 on behalf of or for the benefit of employees of any Grantor, and all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts and (c) pledges and deposits permitted by clauses (h), (i), (j), (q), (x), (y), (z), (aa) and (cc) of the definition of Permitted Liens in the ABL Credit Agreement as in effect on the date hereof.

(bb)                          “Fixtures” means fixtures (as that term is defined in the Code).

(cc)                            “General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(dd)                          “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(ee)                            “Guarantee” shall have the meaning ascribed to such term in the recitals hereto.

(ff)                              “Indenture” has the meaning specified therefor in the recitals to this Agreement.

(gg)                            “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(hh)                          “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(ii)                                  “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule 3, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Notes Documents.

(jj)                                “Inventory” means inventory (as that term is defined in the Code).

(kk)                          “Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code):  all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements, but excluding, in each case, the Excluded Collateral.

(ll)                                  “IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

(mm)                  “Joinder” means each Joinder to this Agreement executed and delivered by the Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(nn)                          “Liberty Mutual Account” means the “Escrow Account” with a balance not to exceed $2,250,378.06 described in that certain Confidential Settlement Agreement and Release, dated as of June 1, 2012, by and between Liberty Mutual Insurance Company and Liberty Mutual Fire Insurance Company, Inc. (collectively, “Liberty Mutual”), on the one hand, and Jack Cooper Transport and certain of its Subsidiaries and Affiliates, on the other hand, with respect to certain contingent obligations of Jack Cooper Transport to Liberty Mutual.

(oo)                          “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of the Issuer’s and its Subsidiaries’ ability to perform their material obligations under the Notes Documents to which they are parties or of the Secured Parties’ ability to enforce the Notes Obligations or realize upon a material portion of the Collateral, or (c) a material impairment of the enforceability or priority of Collateral Agent’s Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of Issuer or its Subsidiaries.

(pp)                          “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(qq)                          “Notes Documents” means the Indenture, the Notes, the Permitted Additional Pari Passu Obligations Agreements, the Security Documents and any document or instrument executed pursuant thereto.

(rr)                                “Notes Obligations” means all obligations and all amounts owing, due or secured under the Indenture, the Notes and the Security Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by the Indenture, the Notes and the Security Documents (including, in each case, all interest, fees and amounts accruing on or after the commencement of any insolvency or bankruptcy proceeding relating to any Grantor whether or not allowed or allowable in such proceeding, but excluding any Permitted Additional Pari Passu Obligations).

(ss)                              “Notes Secured Parties” means the holders of the Notes and the Trustee.

(tt)                                “Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 4, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(uu)                          “Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit B.

(vv)                          “Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

(ww)                      “Permitted Additional Pari Passu Obligations” means Indebtedness of Issuer or the Guarantors issued following the date of this Agreement to the extent (1) such Indebtedness is not prohibited by the terms of the Indenture and each then extant Permitted Additional Pari Passu Obligations Agreement from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes Obligations, (2) such Indebtedness or other obligations constitute “Permitted Additional Pari Passu Obligations” as defined in the Indenture, and (3) such Indebtedness has been designated pursuant to Section 28 and the Authorized Representative for the holders of such Indebtedness has executed and delivered to the Collateral Agent  the Permitted Additional Pari Passu Secured Party Joinder, and shall include all obligations and all amounts owing or due under the Permitted Additional Pari Passu Obligations Agreements, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any Permitted Additional Pari Passu Obligations Agreement (including, in each case, all interest, fees and other amounts accruing on or after the commencement of any insolvency or bankruptcy proceeding relating to any Grantor whether or not allowed or allowable in such proceeding).

(xx)                          “Permitted Additional Pari Passu Secured Party Joinder” means a joinder substantially in the form of Exhibit E to this Agreement executed by the Authorized Representative of any holders of Permitted Additional Pari Passu Obligations pursuant to Section 28.

(yy)                          “Permitted Additional Pari Passu Obligations Agreement” means any indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations are incurred.

(zz)                            “Permitted Additional Secured Parties” means the holders from time to time of Permitted Additional Pari Passu Obligations and the authorized representative for any such Permitted Additional Pari Passu Obligations.

(aaa)                   “Permitted Liens” means “Permitted Liens” (as defined in the Indenture) that are not prohibited by any Permitted Additional Pari Passu Obligations Agreement.

(bbb)                   “Permitted Discretion” means a determination made in the exercise of good faith and reasonable (from the perspective of a secured note holder) business judgment.

(ccc)                      “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts or other organizations, irrespective of whether they are legal entities and governments and agencies and political subdivisions thereof.

(ddd)                   “Pledged Companies” means each Person listed on Schedule 6 as a “Pledged Company”, together with each other Person, all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the Closing Date.

(eee)                      “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing, but excluding any Excluded Collateral.

(fff)                         “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(ggg)                      “Pledged Note” has the meaning specified therefor in Section 5(i).

(hhh)                   “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(iii)                               “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(jjj)                            “Preferred Payment Escrow Account” has the meaning specified therefor in the ABL Credit Agreement.

(kkk)                   “Proceeds” has the meaning specified therefor in Section 2.

(lll)                               “PTO” means the United States Patent and Trademark Office.

(mmm)       “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(nnn)                   “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(ooo)                   “Required Secured Parties” means Secured Parties holding majority in the aggregate principal amount of the outstanding Secured Obligations.

(ppp)                   “Rescission” has the meaning specified therefor in Section 6(k).

(qqq)                   “SEC” means the United States Securities and Exchange Commission and any successor thereto.

(rrr)                            “Secured Obligations” means the collective reference to the Notes Obligations and Permitted Additional Pari Passu Obligations.

(a)                                 “Secured Parties” means, collectively, the Collateral Agent, the Notes Secured Parties and any Permitted Additional Secured Parties.

(b)                                 “Securities Account” means a securities account (as that term is defined in the Code).

(c)                                  “Security Interest” has the meaning specified therefor in Section 2.

(d)                                 “Stock” means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

(e)                                  “Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

(f)                                   “Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(g)                                  “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(h)                                 “Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and the Collateral Agent, in substantially the form of Exhibit D.

(i)                                     “URL” means “uniform resource locator,” an internet web address.

(j)                                    “Vehicle” shall mean all trucks, trailers, tractors, and other substantially similar mobile equipment and other substantially similar vehicles used in the transportation of automobiles, wherever located.

(k)                                 “Vehicle Collateral Agency Agreement” means that certain Amended and Restated Collateral Agency Agreement dated on June 18, 2013, among the Collateral Agent, the Bank Collateral Agent, and the Vehicle Collateral Agent, as amended or supplemented from time to time.

(l)                                     “Vehicle Collateral Agent” means Corporation Services Company, a Delaware corporation.

(m)                             “VIN” has the meaning specified therefor in Section 5(h).

2.                                      Grant of Security.  Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to the Collateral Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a)                                 all of such Grantor’s Accounts;

(b)                                 all of such Grantor’s Books;

(c)                                  all of such Grantor’s Chattel Paper;

(d)                                 all of such Grantor’s Deposit Accounts (other than the Excluded Deposit Accounts);

(e)                                  all of such Grantor’s Equipment and Fixtures;

(f)                                   all of such Grantor’s General Intangibles;

(g)                                  all of such Grantor’s Inventory;

(h)                                 all of such Grantor’s Investment Related Property;

(i)                                     all of such Grantor’s Negotiable Collateral;

(j)                                    all of such Grantor’s Supporting Obligations;

(k)                                 all of such Grantor’s Commercial Tort Claims;

(l)                                     all of such Grantor’s money, Eligible Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of the Collateral Agent (or its agent or designee) or any Secured Party; and

(m)                             all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or the Collateral Agent from time to time with respect to any of the Investment Related Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” (and any references thereto or to any assets comprising the “Collateral” (including the use of defined terms hereunder)) shall not include: (i) any of the outstanding Stock of any CFC held by a Grantor in excess of 65% of the voting power of all classes of Stock of such CFC entitled to vote; (ii) any contract, lease, permit, license, charter, agreement or license agreement covering real or personal property of any Grantor to which any Grantor is a party or any of its rights or interest in any contract, lease, permit, license, charter, agreement or license agreement covering real or personal property of any Grantor if the grant of a security interest or Lien therein shall constitute or would result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein, or (b) a breach or termination pursuant to the terms of, or a default under, any such contract, lease, permit, license, charter, agreement or license agreement covering real or personal property of any Grantor (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the Uniform Commercial Code of any applicable jurisdiction (or any successor provision or provisions) or any other applicable law; provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such contract, lease, permit, license, charter, agreement or license agreement covering real or personal property of any Grantor  that does not result in any of the consequences specified in clauses (a) or (b) above; provided, further, that such security interest shall attach to the right to receive the payment of money (including, without limitation, Accounts and General Intangibles) or any other rights referred to in certain sections of the Uniform Commercial Code of any applicable jurisdiction (or any successor provision or provisions) and to the proceeds of any such contract, lease, permit, license, charter, agreement or license agreement covering real or personal property of any Grantor  (unless such proceeds would otherwise be excluded pursuant to clauses (a) or (b) above); (iii) any property for which attaching a security interest would result in the forfeiture of the Grantor’s rights over the property, including intent-to-use application for trademark or service mark registration prior to the filing and acceptance by the Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to use trademark or service mark applicable under applicable federal law; (iv) any Intellectual Property that is protectable, registered or applied for solely under the laws of jurisdictions outside the United States and any other assets located outside the United States, to the extent a Lien on such assets cannot be perfected by the filing of a UCC financing statement in the jurisdiction of organization of the applicable Grantor, (v)  Excluded Deposit Accounts, (vi) any asset securing Capital Lease Obligations permitted under the Indenture or Purchase Money Debt, in each case, to the extent the grant of a security interest or Lien thereon to the Collateral Agent is prohibited by the terms of such Indebtedness, (vii) any real property owned in fee having a fair market value of $3.0 million or less and any leased real property, (viii) any property or assets to the extent that any law applicable thereto prohibits the creation of a security interest therein or would require a consent not obtained of any Governmental Authority, (ix) any Stock in Persons that are not wholly-owned Subsidiaries of the Parent that are subject to an enforceable negative pledge provision, (x) the Liberty Mutual Account and the Preferred Payment Escrow Account and (xi) assets subject to Liens permitted pursuant to clause (o) of the definition of Permitted Liens in the ABL Credit Agreement as in effect on the date hereof and clause (xx) of the definition of Permitted Liens in the Indenture, in each case, to the extent the grant of a security interest or Lien thereon to the Collateral Agent is prohibited by the terms thereof and the value of assets securing such Lien pursuant to clause (xx) of the definition of Permitted Liens in the Indenture shall not exceed $15 million or such greater amount permitted by such clause (xx) if such clause (xx) is amended after the date hereof to permit a greater amount of Indebtedness (collectively, the “Excluded Collateral”).

In addition, to the extent necessary and for so long as required for a Grantor not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the Securities and Exchange Commission (or any other governmental agency), the Capital Interests and other securities of such Grantor shall not be included in the Collateral and shall not be subject to the Liens securing such Notes, the Note Guarantees and/or any Permitted Additional Pari Passu Obligations.  In the event that Rule 3-16 of Regulation S-X under the Securities Act permits or is amended, modified or interpreted by the Securities and Exchange Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Grantor’s Capital Interests and other securities to secure the Notes, the Note Guarantees and the Permitted Additional Pari Passu Obligations in excess of the amount then pledged without the filing with the Securities and Exchange Commission (or any other governmental agency) of separate financial statements of such Grantor, then the Capital Interests and other securities of such Grantor will automatically be deemed to be a part of the Collateral (unless constituting Excluded Collateral) but only to the extent necessary to not be subject to any such financial statement requirement.

3.                                      Security for Secured Obligations.  The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent on behalf of the

Secured Parties, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

4.                                      Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment in which a security interest is granted hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, or any other Notes Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the other Notes Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) the Collateral Agent has notified the applicable Grantor of the Collateral Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 15.

5.                                      Representations and Warranties.  Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, which representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)                                 The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b)                                 Schedule 7 sets forth all Real Property owned by any of the Grantors as of the Closing Date.

(c)                                  As of the Closing Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, excluding any off-the-shelf software licenses granted in the ordinary course of business but including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 provides a complete and correct list of all issued Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 5 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(d)                                 (i) Each Grantor owns exclusively or holds licenses in all Intellectual Property that is necessary and material to the conduct of its business;

(ii)                                  to each Grantor’s knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;

(iii)                               (A) to each Grantor’s knowledge after reasonable inquiry, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change, and (B) there are no pending, or to any Grantor’s knowledge after reasonable inquiry, threatened in writing infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change;

(iv)                              to each Grantor’s knowledge after reasonable inquiry, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary and material in and to the conduct of its business are valid, subsisting and enforceable and in compliance in all material respects with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and

(v)                                 each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary and material in the business of such Grantor;

(e)                                  This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8.  Upon the making of such filings, the Collateral Agent shall have a first priority perfected security interest in the Collateral of each Grantor (subject to Permitted Liens and the Intercreditor Agreement) to the extent such security interest can be perfected by the filing of a financing statement in the jurisdictions listed on Schedule 8.  Upon the recordal of the filing of the Copyright Security Agreement with the United States Copyright Office (with respect to United States registered copyrights and copyright applications, if any), filing of the Patent Security Agreement and the Trademark Security Agreement with the PTO (with respect to United States registered Trademarks and Trademark applications (other than Excluded Collateral) and United States registered Patents and Patent applications, if any), and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8, all action necessary to protect and perfect the Security Interest in and to on such Patents, Trademarks, or Copyrights, as applicable, has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor (subject to Permitted Liens).  To the extent required by the Notes Documents, all action by any Grantor requested by Collateral Agent necessary to perfect such security interest on each item of Collateral has been duly taken.

(f)                                   (i) Except for the Security Interest created hereby and except as expressly permitted in the Notes Documents, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged

Interests indicated on Schedule 6 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 6 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to the Collateral Agent as provided herein; (iv) all actions necessary to perfect and establish the first priority (subject to the Intercreditor Agreement and Permitted Liens) of, or otherwise protect, the Collateral Agent’s Liens in the Investment Related Property (to the extent constituting Collateral), and the proceeds thereof, have been duly taken, subject to local perfection requirements with respect to non-United States jurisdictions (which shall not be required) upon (A) the execution and delivery of this Agreement; (B) the taking of possession by the Collateral Agent (or any agent or designee of the Collateral Agent) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to the Collateral Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 for such Grantor with respect to the Pledged Interests of such Grantor that are not securities under Article 8 of the Code, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with the Collateral Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Collateral Agent) endorsed in blank with respect to such certificates.  None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.  The terms of this Section 5(f) shall be subject in all respects to the provisions of the Intercreditor Agreement.

(g)                                  Subject to local perfection requirements with respect to non-United States jurisdictions where the Bank Collateral Agent has not requested compliance, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement (subject to Section 15(a)) with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations or other orders or actions that have been obtained or given (as applicable) and that are currently in force.  No Intellectual Property License of any Grantor that is necessary and material to the conduct of such Grantor’s business requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(h)                                 Schedule 9 sets forth all motor vehicles owned by Grantors as of the Closing Date, by model, model year and vehicle identification number (“VIN”).

(i)                                     As of the Closing Date, except in each case as disclosed to the Collateral Agent in writing, there is no default, breach, violation, or event of acceleration existing under any promissory note (as defined in the Code) constituting Collateral and pledged hereunder (each a “Pledged Note”) and no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note.  Except as otherwise determined in the reasonable business judgment of such Grantor, no Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration under such Pledged Note.

(j)                                    As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a securities account.  In addition, except as indicated on Schedule 6, as of the Closing Date, or any Pledged Interests Addendum, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities governed by Article 8 or Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

6.                                      Covenants.  Each Grantor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23, subject to the terms of the Intercreditor Agreement:

(a)                                 Possession of Collateral.  In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case, having an aggregate value or face amount of $500,000 or more for all such Negotiable Collateral, Investment Related Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days after receipt thereof), notify the Collateral Agent thereof, and if and to the extent that perfection or priority of the Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within five (5) Business Days) after the request of the Collateral Agent (made at the discretion of the Required Secured Parties) (subject to the terms of the Intercreditor Agreement), shall endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Collateral Agent, together with an undated powers (or other relevant document of transfer) endorsed in blank; it being understood that the Collateral Agent shall have no obligation to make such request or seek such direction.  Any Investment Related Property owned on the Closing Date to the extent constituting Collateral, but not delivered, shall be delivered within the time period specified on Schedule 10;

(b)                                 Chattel Paper.

(i)                                     Promptly (and in any event within five (5) Business Days) after request by the Collateral Agent (made at the discretion of the Required Secured Parties), each Grantor shall take all steps reasonably necessary (subject to the terms of the Intercreditor Agreement) to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $500,000; it being understood that the Collateral Agent shall have no obligation to make such request or seek such direction;

(ii)                                  If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Notes Documents), to the extent that the aggregate face value of such Chattel Paper or instruments equals or exceeds $500,000, promptly upon the reasonable request of the Collateral Agent (made at the discretion of the Required Secured Parties) but subject to the terms of the Intercreditor Agreement, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of U.S. Bank National Association, as Collateral Agent for the benefit of the Secured Parties”; it being understood that the Collateral Agent shall have no obligation to make such request or seek such direction;

(c)                                  Control Agreements.

(i)                                     Except to the extent otherwise excused by the Notes Documents as specified on Schedule 6.7(k) hereto, each Grantor shall use its commercially reasonable efforts to obtain an authenticated Control Agreement, from each bank maintaining a Controlled Account for such Grantor;

(ii)                                  Except to the extent otherwise excused by the Notes Documents and to the extent constituting Collateral, each Grantor shall use its commercially reasonable efforts to obtain an authenticated Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor;

(iii)                               Except to the extent otherwise excused by the Notes Documents and except with respect to certificated securities, each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor’s investment property;

(d)                                 Letter-of-Credit Rights.  If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $500,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days after becoming a beneficiary), notify the Collateral Agent thereof and, promptly (and in any event within fifteen (15) Business Days) after reasonable request by the Collateral Agent (made at the direction of the Required Secured Parties), use its commercially reasonable efforts to enter into a tri-party agreement with the Collateral Agent and the issuer or confirming bank with respect to letter-of-credit rights collaterally assigning such letter-of-credit rights to the Collateral Agent and, upon the occurrence and continuance of an Event of Default, directing all payments thereunder to the Collateral Agent’s Account (in each case, subject to the terms of the Intercreditor Agreement), it being understood that the Collateral Agent shall have no obligation to make such request or seek such direction;

(e)                                  Commercial Tort Claims.  If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $1,000,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within 30 days of obtaining such Commercial Tort Claim), notify the Collateral Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within 30 days of obtaining such Commercial Tort Claim), amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims, and each Grantor hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things necessary or desirable to give the Collateral Agent a first priority, perfected security interest in any such Commercial Tort Claim (subject to the Intercreditor Agreement and Permitted Liens);

(f)                                   Government Contracts.  Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $500,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify the Collateral Agent thereof and, promptly (and in any event within ten (10) Business Days) after request by the Collateral Agent (made at the direction of the Required Secured Parties), execute any instruments or take any steps reasonably required by the Collateral Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law; it being understood that the Collateral Agent shall have no obligation to make such request or seek such direction;

(g)                                  Intellectual Property.

(i)                                     In order to facilitate filings with the PTO and the United States Copyright Office and within the time periods specified herein, each Grantor shall execute and deliver to the Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Collateral Agent’s Lien on such Grantor’s United States Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii)                                  Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in and material to the conduct of such Grantor’s business, to protect and diligently enforce and defend as may be commercially reasonable at such Grantor’s expense its Intellectual Property, except as permitted by the Indenture, including (A) to diligently enforce and defend as may be commercially reasonable, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to use commercially reasonable efforts to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and, if applicable, obligations of confidentiality.  Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in and material to the conduct of such Grantor’s business, except as permitted by the Notes Documents.  Each Grantor hereby agrees to take the steps described in this Section 6(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in and material to the conduct of such Grantor’s business;

(iii)                               Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor.  Without limiting the generality of this Section 6(g)(iii), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable documented fees and out-of-pocket expenses of attorneys of outside counsel and other professionals) shall be for the sole account of the Issuer and shall be chargeable to the Issuer;

(iv)                              Each Grantor shall promptly file an application with the United States Copyright Office for any United States Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with and material to the conduct of such Grantor’s business.  Any expenses incurred in connection with the foregoing shall be borne by the Grantors;

(v)                                 On each date on which quarterly or annual financial statements are required to be delivered by the Issuer pursuant to Section 4.3 of the Indenture, each Grantor shall provide the Collateral Agent with a written report of all new Patents or Trademarks that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are necessary and material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period to which such financial statements relates and any filing and acceptance by the Patent and Trademark Office of a statement of use or amendment to allege use with respect to intent-to-use trademark applications.  In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property.  In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to the Collateral Agent supplemental schedules to the applicable Notes Documents to identify such Patent and Trademark registrations and applications therefor (with the exception of Excluded Collateral) as being subject to the security interests created thereunder and shall promptly prepare, execute and record appropriate documents and instruments with the Patent and Trademark Office and other applicable intellectual property registries, at such Grantor’s sole cost and expense, to evidence and perfect the security interest of the Collateral Agent in such new and acquired Intellectual Property;

(vi)                              Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly  notify (but without duplication of any notice required by Section 6(g)(vii)) the Collateral Agent of such registration by delivering, or causing to be delivered, to the Collateral Agent, a Copyright Security Agreement sufficient for the Collateral Agent to perfect the Collateral Agent’s Liens on such Copyright and file such Copyright Security Agreement with the United States Copyright Office.  If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly following its actual knowledge of such acquisition notify the Collateral Agent of such acquisition and deliver, or cause to be delivered, to the Collateral Agent, a Copyright Security Agreement sufficient for the Collateral Agent to perfect the Collateral Agent’s Liens on such Copyright and file such Copyright Security Agreement with the United States Copyright Office.  In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly following its actual knowledge of such acquisition file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights.  Each Grantor shall promptly (and in the case of acquired Copyrights, promptly following its actual knowledge of such acquisitions) prepare, execute and record appropriate documents and instruments with the United States Copyright Office, at such Grantor’s sole cost and expense, to evidence and perfect the security interest of the Collateral Agent in such new and acquired Copyrights;

(vii)                           Each Grantor shall take commercially reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in and material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by using commercially reasonable efforts to require all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions commercially reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by using commercially reasonable efforts to require any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(viii)                        No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person that is material and necessary to the business  of the Grantors unless such Grantor has used commercially reasonable efforts to permit the collateral assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the (and any transferees of the Collateral Agent);

(h)                                 Investment Related Property.

(i)                                     If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests (constituting Collateral) after the Closing Date, it shall promptly (and in any event within twenty (20) Business Days of acquiring or obtaining such Collateral) deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii)                                  Upon the occurrence and during the continuance of an Event of Default, following the request of the Collateral Agent, all sums of money and property paid or distributed in respect of the Investment Related Property constituting Collateral that are received by any Grantor shall be held by such Grantor in trust for the benefit of the Collateral Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Collateral Agent in the exact form received;

(iii)                               Each Grantor shall promptly deliver to the Collateral Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests that may reasonably be expected to materially affect the pledge of the Pledged Interests hereunder;

(iv)                              No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests, in each case to the extent that the same is prohibited pursuant to the Notes Documents;

(v)                                 Each Grantor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Related Property (it being understood that no non-United States governed pledge agreements shall be required) or to effect any sale or transfer thereof in connection with the Collateral Agent’s exercise of remedies in accordance with the Notes Documents;

(vi)                              As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, as of the Closing Date, except as indicated on Schedule 6 or any Pledged Interests Addendum, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(i)                                     Real Property; Fixtures.  Each Grantor covenants and agrees that upon the acquisition of any fee interest in real property having a fair market value in excess of $3.0 million, it will promptly (and in any event within five (5) Business Days of acquisition) notify the Collateral Agent of the acquisition of such Real Property, and will, within thirty (30) Business Days of such acquisition, grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority mortgage (subject to Permitted Liens and the Intercreditor Agreement) on each fee interest in such Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, each in form and substance reasonably satisfactory to the Collateral Agent, in connection with the grant of such mortgage as the Collateral Agent shall request in its Permitted Discretion, including, without limitation, surveys, title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable and documented attorneys’ fees of outside counsel and out-of-pocket expenses) incurred in connection therewith;

(j)                                    Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as not prohibited by the Notes Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Notes Documents;

(k)                                 Controlled Accounts.

(i)                                     Schedule 6(k) lists all Controlled Accounts of each Grantor as of the date hereof.

(ii)                                  Each Grantor shall use its commercially reasonable efforts to establish, within the time period specified on Schedule 6(k) (or such longer period of time as may be agreed to by the Bank Collateral Agent), and thereafter maintain Control Agreements with respect to all Controlled Accounts.  Subject to the Intercreditor Agreement, the Collateral Agent agrees not to issue any instruction directing disposition of funds with respect to the Controlled Accounts unless an Event of Default has occurred and is continuing at the time such instruction is issued.  The Collateral Agent agrees to use commercially reasonable efforts to rescind an instruction (the “Rescission”) if such Event of Default has been waived in writing or cured in accordance with the terms of the applicable Notes Document, and no additional Event of Default has occurred and is continuing prior to the date of the Rescission.

(iii)                               The Issuer may amend Schedule 6(k) to add or replace a Controlled Account; provided, however, that (A) prior to the time of the opening of such Controlled Account, the applicable Grantor and the account bank at which such account is maintained shall have executed and delivered to the Collateral Agent a Control Agreement;

(l)                                     Vehicles.

(i)                                     Subject to the Intercreditor Agreement, with respect to all Vehicles owned by any Grantor, Grantor shall deliver to the Collateral Agent (or Vehicle Collateral Agent at the Collateral Agent’s discretion), a certificate of title for all such Vehicles and shall take all necessary action to cause the Collateral Agent’s Lien to be noted thereon in the appropriate state motor vehicle filing office in accordance with the Vehicle Collateral Agency Agreement and in the event any state motor vehicle filing office sends to any Grantor any such title certificates, each Grantor shall promptly (and in any event within five (5) Business Days) deliver to the Collateral Agent (or Vehicle Collateral Agent at the Collateral Agent’s discretion) such title certificates after receipt;

(ii)                                  Each Grantor shall at all times maintain records with respect to Vehicles reasonably satisfactory to the Collateral Agent, keeping reasonably detailed records that are accurate in all material respects describing the Vehicles, the quality and repair records with respect thereto, and such Grantor’s cost therefor;

(iii)                               Each Grantor shall conduct a physical count or inventory of the Vehicles at least once each year but at any time or times as the Collateral Agent (at the direction of the Required Secured Parties) may request on or after an Event of Default, and promptly following such physical count or inventory shall supply the Collateral Agent with a report concerning such physical count or inventory; it being understood that the Collateral Agent shall have no obligation to make such request or seek such direction;

(iv)                              Each Grantor shall use, store and maintain the Vehicles with all reasonable care and caution and in accordance with applicable standards of any insurance (it being understood that the Grantors shall be permitted to self-insure on a basis consistent with commercially reasonable business practices; the parties acknowledge that Grantors’ self-insurance practices in effect on the Closing Date are commercially reasonable business practices as of such date) and in conformity with applicable laws in all material respects (including any federal or state motor vehicles statutes, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); and

(v)                                 Each Grantor agrees that the Collateral Agent shall have no responsibility or liability arising from or relating to the use, sale or other disposition of any Vehicles.

(m)                             Pledged Notes.  Except in such Grantors’ reasonable business judgment, Grantors (i) will not (A) waive or release any material obligation of any Person that is obligated under any of the Pledged Notes, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than Permitted Dispositions or Permitted Liens, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to the Collateral Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes with a face value in excess of $500,000 promptly after giving or receiving such notice.

(n)                                 Change of Name, Jurisdiction of Organization.  No Grantor will effect any change (i) to its legal name, (ii) in its identity or organizational structure, (iii) in its organizational identification number, if any, or (iv) in its jurisdiction of organization, unless (A) it shall have given the Collateral Agent promptly but in any event within 30 days after such change, written notice clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (B) it shall have taken or will promptly within the required statutory period take all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral following such change to the same extent as immediately prior to such change.

7.                                      Relation to Other Security Documents and Other Notes Documents.  The provisions of this Agreement shall be read and construed with the other Notes Documents referred to below in the manner so indicated.

(a)                                 Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder.  In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

(b)                                 Intercreditor Agreement.  The Collateral Agent, on behalf of itself and the Secured Parties, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, and (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement.  The Collateral Agent, on behalf of itself and the Secured Parties, hereby agrees that the terms, conditions, and provisions contained in this Agreement are subject to the Intercreditor Agreement and, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Prior to the Discharge of Credit Facility Obligations (as such term is defined in the Intercreditor Agreement) any requirement of this Agreement to deliver ABL Priority Collateral (as such term is defined in the Intercreditor Agreement) to the Bank Collateral Agent shall be satisfied by delivery of such ABL Priority Collateral to the Bank Collateral Agent (as such term is defined in the Intercreditor Agreement).

8.                                      Further Assurances.

(a)                                 Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request to the extent required hereunder, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)                                 Each Grantor authorizes the filing by the Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as the Collateral Agent may reasonably request to the extent required hereunder, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)                                  Each Grantor authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction.

(d)                                 Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9.                                      Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, subject to the notice requirement under Section 15(a), (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) subject to the notice requirement under Section 15(a) shall have the right to request that any Stock that is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

10.                               Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)                                 to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b)                                 to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Collateral Agent;

(c)                                  to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)                                 to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)                                  to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)                                   to use, on an unrestricted, royalty-free basis, any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor;

(g)                                  to execute and deliver in any Grantor’s name, the Collateral Agent’s name or the name of the Collateral Agent’s designee, to any department of motor vehicles or other governmental authority powers of attorney in such Grantor’s name, and to complete in such Grantor’s name any application or other document or instrument required, in each case, in order to have the Lien and security interest of the Collateral Agent with respect to any Vehicles noted on any certificate of title with respect to such Vehicles; and

(h)                                 The Collateral Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.                               Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement (after giving effect to any applicable grace period), and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12.                               Collateral Agent’s Duties.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property.

13.                               Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or the Collateral Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that the Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Notes Documents.

14.                               Disposition of Pledged Interests by the Collateral Agent.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private

(instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.

15.                               Voting and Other Rights in Respect of Pledged Interests.

(a)                                 Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent may, at its option, and with two (2) Business Days prior written notice to any Grantor, and in addition to all rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Collateral Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b)                                 For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, except as not prohibited by the Notes Documents, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Collateral Agent or the Secured Parties, or the value of the Pledged Interests.

(c)                                  This Section 15 shall be subject to the Intercreditor Agreement in all respects.

16.                               Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a)                                 The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Notes Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code and (B) to the extent notification of sale shall be required by law, notice of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611 of the Code.  Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)                                 The Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for use, manufacture, sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c)                                  The Collateral Agent may, in addition to other rights and remedies provided for herein, in the other Notes Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts (other than Excluded Deposit Accounts) in which the Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of the Collateral Agent, and (ii) with respect to any Grantor’s Securities Accounts in which the Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Collateral Agent, or (B)  liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Collateral Agent.

(d)                                 Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth below in Section 18.  In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(e)                                  Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

(f)                                   This Section 16 shall be subject to the Intercreditor Agreement in all respects.

(g)                                  Upon the occurrence and during the continuance of an Event of Default or an event of default under any Permitted Additional Pari Passu Obligations, the Collateral Agent will be permitted, subject to applicable law and the terms of the Security Documents, including the Intercreditor Agreement, to exercise remedies and sell the Collateral under the Security Documents only at the direction of the holders of a majority in the principal amount of the outstanding Notes and any outstanding Permitted Additional Pari Passu Obligations voting as a single class.

Notwithstanding the foregoing, if the Collateral Agent has asked the holders of the Notes and Permitted Additional Pari Passu Obligations for instruction and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized to take, but will not be required to take, and will in no event have any liability for taking, any delay in taking or the failure to take, such actions with regard to any Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the holders of the Notes and Permitted Additional Pari Passu Obligations and to preserve the value of the Collateral; provided that once instructions from the applicable holders of the Notes and Permitted Additional Pari Passu Obligations have been received by the Notes Collateral Agent, the actions of the Notes Collateral Agent will be governed thereby.

17.                               Remedies Cumulative.  Each right, power, and remedy of the Collateral Agent or any Secured Party as provided for in this Agreement or the other Notes Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement and the other Notes Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent or any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent or any Secured Party of any or all such other rights, powers, or remedies.

18.                               Application of Proceeds.

(a)                                 Subject to the terms of the Intercreditor Agreement and except as expressly provided elsewhere in this Agreement or any other Notes Document, upon the occurrence and continuance of an Event of Default, all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:

(i)                                     FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent, the Trustee or applicable Authorized Representative in connection with such sale, collection or realization or otherwise in connection with this Agreement, the other Notes Collateral Documents (as defined in the Intercreditor Agreement) or any of the Secured Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent, the Trustee or applicable Authorized Representative hereunder or under any other Notes Collateral Document (as defined in the Intercreditor Agreement) on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Collateral Document (as defined in the Intercreditor Agreement), in each such case as provided for in Section 7.7 of the Indenture (or the corresponding provisions of any Permitted Additional Pari Passu Obligation Agreement);

(ii)                                  SECOND, to Holders and the holders of any Permitted Additional Pari Passu Obligations for amounts due and unpaid on the Notes Obligations and any Permitted Additional Pari Passu Obligations for the principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes Obligations and any Permitted Additional Pari

Passu Obligations for principal, premium, if any, and interest, respectively, owing to them on the date of any such distribution;

(iii)                               THIRD, without duplication, to the Secured Parties for any other Secured Obligations owing to the Secured Parties under the Notes Documents; and

(iv)                              FOURTH, to the Grantors or as otherwise directed by a court of competent jurisdiction.

In the event of any determination by a court of competent jurisdiction with respect to any series of Permitted Additional Pari Passu Obligations that (i) such series of Permitted Additional Pari Passu Obligations is unenforceable under applicable law or are subordinated to any other obligations (other than the Notes or another series of Permitted Additional Pari Passu Obligations), (ii) such series of Permitted Additional Pari Passu Obligations does not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than the Notes or other series of Permitted Additional Pari Passu Obligations) on a basis ranking prior to the security interest of such series of Permitted Additional Pari Passu Obligations but junior to the security interest of the Notes or other series of Permitted Additional Pari Passu Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any series of Permitted Additional Pari Passu Obligations, an “Impairment” of such series of Permitted Additional Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such series of Permitted Additional Pari Passu Obligations, and the rights of the holders of such series of Permitted Additional Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such series of Permitted Additional Pari Passu Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of Permitted Additional Pari Passu Obligations subject to such Impairment.  Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a holder of the Notes or a series of Permitted Additional Pari Passu Obligations) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes or any series of Permitted Additional Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other series of Permitted Additional Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of Permitted Additional Pari Passu Obligations with respect to which such Impairment exists.

(b)                                 In making the determination and allocations required by this Section 18, the Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes Obligations and (ii) the applicable Authorized Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied.  All distributions made by the Collateral Agent pursuant to this Section 18 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Trustee or an Authorized Representative of any amounts distributed to such Person.

(c)                                  If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 18.

(d)                                 Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

19.                               Marshaling.  The Collateral Agent  shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20.                               Indemnity and Expenses.

(a)                                 Each Grantor agrees to indemnify the Collateral Agent and the Secured Parties from and against all claims, lawsuits and liabilities (including reasonable and documented attorneys’ fees of outside counsel) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Notes Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification or its officers, directors, employees, attorneys, or agents as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations.

(b)                                 Grantors, jointly and severally, shall, upon demand, pay to the Collateral Agent all expenses which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon and during the continuance of an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Notes Documents, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof (after giving effect to any applicable grace period).

21.                               Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE OTHER NOTES DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent subject to any required consent or approval pursuant to the Indenture and each Permitted Additional Pari Passu Obligations Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor to which such amendment applies subject to any required consent or approval pursuant to the Indenture and each Permitted Additional Pari Passu Obligations Agreement.

22.                               Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at the address for the Trustee provided in the Indenture, to any of the Grantors at their respective addresses specified in the Indenture subject to any required consent or approval pursuant to the Indenture and each Permitted Additional Pari Passu Obligations

Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

23.                               Continuing Security Interest; Assignments under Indenture; Releases.

(a)                                 This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Indenture and the Notes Documents, (b) be binding upon each Grantor, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Secured Party may, in accordance with the provisions of the Notes Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Notes Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise.  Upon payment in full of the Secured Obligations in accordance with the provisions of the Notes Documents and the expiration or termination of the Commitments (if any) under the Notes Documents, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, the Collateral Agent will authorize the filing of appropriate termination statements to terminate such Security Interests.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture and not prohibited by any Permitted Additional Pari Passu Obligations Agreement, such Collateral shall be automatically released from the security interest created hereby, and a Grantor shall be automatically released from its obligations hereunder in the event that all the Capital Interests of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Indenture and not prohibited by any Permitted Additional Pari Passu Obligations Agreement, or if such Grantor is designated an Unrestricted Subsidiary in accordance with the Indenture and, if applicable, each Permitted Additional Pari Passu Obligations Agreement.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Notes Document, or any other instrument or document executed and delivered by any Grantor to the Collateral Agent, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Notes Documents.  The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth.  A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.

(b)                                 The (a) Grantors and (b) the Security Interests in Collateral and the Guarantees securing the Notes Obligations, in each case shall be released pursuant to the terms set forth in the Indenture and the Intercreditor Agreement.  The (a) Grantors and (b) the Security Interest in Collateral and the Guarantees securing the Permitted Additional Pari Passu Obligations shall, in each case be released on the terms set forth in the applicable Permitted Additional Pari Passu Obligations Agreement and the Intercreditor Agreement.

(c)                                  In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall promptly execute and deliver to any Grantor or authorize the filing of, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided that the Collateral Agent shall have received such certifications and documentation as it shall reasonably request.  Any execution and delivery of documents pursuant to this Section 23 shall be without recourse to or warranty by the Collateral Agent.

24.                               Governing Law.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.  The parties to this Agreement each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.                               New Subsidiaries.  Pursuant to Section 4.17 of the Indenture, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1.  Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

26.                               Collateral Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of each Secured Party.

27.                               Miscellaneous.

(a)                                 This Agreement is a Notes Document.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Notes Document mutatis mutandis.

(b)                                 Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)                                  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)                                 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Grantor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e)                                  The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)                                   Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(g)                                  All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

28.                               Permitted Additional Pari Passu Obligations.  On or after the date hereof and so long as expressly permitted by the Indenture and any Permitted Additional Pari Passu Obligations Agreement then outstanding, the Company may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Secured Obligations as Permitted Additional Pari Passu Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Officer of the Issuer (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Permitted Additional Pari Passu Obligations for purposes hereof, (iii) certifying that such designation of such obligations as Permitted Additional Pari Passu Obligations complies with the terms of the Indenture and any Permitted Additional Pari Passu Obligations Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Permitted Additional Pari Passu Secured Party Joinder.  Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under this Agreement for the Authorized Representative and the holders of such Permitted Additional Pari Passu Obligations and as collateral agent for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Permitted Additional Pari Passu Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent for the Authorized Representative and the holders of such Permitted Additional Pari Passu Obligations as set forth in each joinder to this Agreement and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement, the Permitted Additional Pari Passu Secured Party Joinder and the Intercreditor Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	JACK COOPER HOLDINGS CORP.,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Name:	T. Michael Riggs
	Title:	Chairman, President and Treasurer

AUTO HANDLING CORPORATION,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Name:	T. Michael Riggs
	Title:	Chairman, Treasurer and Assistant Secretary

JACK COOPER LOGISTICS, LLC,
a Delaware limited liability company

	By:	/s/ T. Michael Riggs
	Name:	T. Michael Riggs
	Title:	Chairman, Treasurer and Assistant Secretary

JACK COOPER TRANSPORT COMPANY, INC.,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Name:	T. Michael Riggs
	Title:	Chairman, Treasurer and Assistant Secretary

PACIFIC MOTOR TRUCKING COMPANY,
a Missouri corporation

	By:	/s/ T. Michael Riggs
	Name:	T. Michael Riggs
	Title:	Chairman, Treasurer and Assistant Secretary

JACK COOPER SPECIALIZED TRANSPORT, INC.,
a Delaware corporation

	By:	/s/ T. Michael Riggs
	Name:	T. Michael Riggs
	Title:	Chairman, Treasurer and Assistant Secretary

Amended and Restated Security Agreement

AUTO EXPORT SHIPPING, INC.,
a New Jersey corporation

By:	/s/ T. Michael Riggs
Name:	T. Michael Riggs
Title:	Chairman, Treasurer and Assistant Secretary

Amended and Restated Security Agreement

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION
a national banking association, as Collateral Agent

	By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Amended and Restated Security Agreement

SCHEDULE 1

COMMERCIAL TORT CLAIMS

[include specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the Code]

SCHEDULE 2

COPYRIGHTS

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

SCHEDULE 4

PATENTS

SCHEDULE 5

TRADEMARKS

SCHEDULE 6

PLEDGED COMPANIES

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

SCHEDULE 6(k)

CONTROLLED ACCOUNT BANKS

SCHEDULE 7

OWNED REAL PROPERTY

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions

SCHEDULE 9

VEHICLES

SCHEDULE 10

POST-CLOSING DELIVERY OF COLLATERAL

1.                                      Pledged Interests relating to Jack Cooper Holdings Corp. (f/k/a Jack Cooper Holdings LLC) and Pacific Motor Tucking Company (f/k/a NU-PMT, Inc.) shall be delivered within 30 Days following the Closing Date.

2.                                      Control Agreements, not otherwise delivered on the Closing Date and to the extent required hereunder, shall be delivered within 90 Days following the Closing Date.

ANNEX 1 TO SECURITY AGREEMENT

FORM OF JOINDER

Joinder No.       (this “Joinder”), dated as of                          , to the Amended and Restated Security Agreement, dated as of June 18, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the indenture dated as of the date hereof (as amended, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors (as defined therein), the Trustee and the Collateral Agent, pursuant to which the Issuer has issued 9.25% Senior Secured Notes due 2020 (together with any Exchange Notes and Additional Notes, the “Notes”).  The Indenture requires that the Issuer and the Guarantors enter into the Security Agreement; and

WHEREAS, pursuant to Section 4.17 of the Indenture and Section 25 of the Security Agreement, certain Subsidiaries of the Secured Parties, must execute and deliver certain Notes Documents, including the Security Agreement, and the joinder to the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Joinder in favor of the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, each New Grantor (a) is a Subsidiary of the Issuer and, as such, will benefit from the Indenture and (b) by becoming a Guarantor will benefit from certain rights granted to the Guarantors pursuant to the terms of the Notes Documents;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1.                                      In accordance with Section 25 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof.  In furtherance of the foregoing, each New Grantor does hereby unconditionally grant, collaterally assign, and pledge to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor’s right, title and interest in and to the Collateral.  Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Trademarks”, Schedule 6, “Pledged Companies”, Schedule 6(k), “Controlled Accounts”, Schedule 7, “Owned Real Property”, Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions”, and Schedule 9, “Vehicles” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 6(k), Schedule 7,  Schedule 8, and Schedule 9, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is incorporated herein by reference.  Each New Grantor authorizes the Collateral Agent at

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any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction in connection with the Notes Documents.

2.                                      Each New Grantor represents and warrants to Collateral Agent and the Secured Parties that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.                                      This Joinder is a Notes Document.  This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder.  Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder.  Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

4.                                      The Security Agreement, as supplemented hereby, shall remain in full force and effect.

5.                                      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS JOINDER.  The parties to this Joinder each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Joinder, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTORS:	[NAME OF NEW GRANTOR]

By:
Name:
Title:

[NAME OF NEW GRANTOR]

By:
Name:
Title:

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

Joinder No.      to Amended and Restated Security Agreement

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this     day of            , 20  , by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US BANK”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the indenture dated as of the date hereof (as amended, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors (as defined therein), the Trustee and the Collateral Agent, pursuant to which the Issuer has issued 9.25% Senior Secured Notes due 2020 (together with any Additional Notes and Exchange Notes, the “Notes”).  The Indenture requires that the Issuer and the Guarantors enter into a Security Agreement.

WHEREAS, the Grantors have executed and delivered to the Collateral Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of June 18, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL.  Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to the Collateral Agent, for the benefit each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a)                                 all of such Grantor’s Copyrights including those referred to on Schedule I; exclusive, however, of any copyrights that are protectable, registered or applied for solely under the laws of jurisdictions outside the United States;

(b)                                 all renewals or extensions of the foregoing; and

(c)                                  all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Copyright.

3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Copyright Security

1

Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                      SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT.  The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Capital Finance, LLC, as the Bank Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Credit Facility Claimholders (as defined in the Intercreditor Agreement) and the Notes Claimholders (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  Grantors shall give the Collateral Agent prompt notice in writing of any additional copyright registrations granted after the date hereof.  Without limiting Grantors’ obligations under this Section, Grantors hereby authorize the Collateral Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.                                      COUNTERPARTS.  This Copyright Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Copyright Security Agreement.  Delivery of an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Copyright Security Agreement.  Any party delivering an executed counterpart of this Copyright Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Copyright Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Copyright Security Agreement.

7.                                      CONSTRUCTION.  This Copyright Security Agreement is a Notes Document.  Unless the context of this Copyright Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Copyright Security Agreement refer to this Copyright Security Agreement as a whole and not to any particular provision of this Copyright Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified.  Any reference in this Copyright Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions,

2

modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.                                      Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Capital Finance, LLC, as the Bank Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Credit Facility Claimholders (as defined in the Intercreditor Agreement) and the Notes Claimholders (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.

9.                                      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS COPYRIGHT SECURITY AGREEMENT.  The parties to this Copyright Security Agreement each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Copyright Security Agreement, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COPYRIGHT SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION
a national banking association

By:
Name:
Title:

Copyright Security Agreement

SCHEDULE I
TO
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Grantor	Country	Copyright	Registration No.	Registration Date

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this     day of            , 20  , by and among the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the indenture dated as of the date hereof (as amended, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors (as defined therein), the Trustee and the Collateral Agent, pursuant to which the Issuer has issued 9.25% Senior Secured Notes due 2020 (together with any Additional Notes and Exchange Notes, the “Notes”).  The Indenture requires that the Issuer and the Guarantors enter into a Security Agreement.

WHEREAS, the Grantors have executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of June 18, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.  Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Patent Collateral”):

(a)                                 all of its Patents including those referred to on Schedule I, excluding any Patents that are protectable, registered or applied for solely under the laws of jurisdictions outside the United States;

(b)                                 all divisionals, continuations, continuations-in-part, reissues, reexaminations, or extensions of the foregoing; and

(c)                                  all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Patent.

3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be

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owed by Grantors, or any of them, to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                      SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT.  The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of Secured Parties, pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Capital Finance, LLC, as the Bank Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Credit Facility Claimholders (as defined in the Intercreditor Agreement) and the Notes Claimholders (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto.  Grantors hereby authorize the Collateral Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.                                      COUNTERPARTS.  This Patent Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Patent Security Agreement.  Delivery of an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Patent Security Agreement.  Any party delivering an executed counterpart of this Patent Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Patent Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Patent Security Agreement.

7.                                      CONSTRUCTION.  This Patent Security Agreement is a Notes Document.  Unless the context of this Patent Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Patent Security Agreement refer to this Patent Security Agreement as a whole and not to any particular provision of this Patent Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified.  Any reference in this Patent Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and

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“property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.                                      Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Capital Finance, LLC, as the Bank Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Credit Facility Claimholders (as defined in the Intercreditor Agreement) and the Notes Claimholders (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.

9.                                      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS PATENT SECURITY AGREEMENT.  The parties to this Patent Security Agreement each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Patent Security Agreement, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PATENT SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:
Name:
Title:

Patent Security Agreement

SCHEDULE I
to
PATENT SECURITY AGREEMENT

Patents

Grantor	Country	Patent	Application/ Patent No.	Filing Date

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of                      , 20    (this “Pledged Interests Addendum”), is delivered pursuant to Section 6 of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of June 18, 2013, (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein, to U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Collateral Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or, if not defined therein, in the Indenture.  The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Notes Document.  Delivery of an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Pledged Interests Addendum.  If the undersigned delivers an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission, the undersigned shall also deliver an original executed counterpart of this Pledged Interests Addendum but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Security Agreement of the undersigned are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as to the Pledged Interests listed herein on and as of the date hereof.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS PLEDGED INTERESTS ADDENDUM.  The parties to this Pledged Interests Addendum each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Pledged Interests Addendum, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGED INTERESTS ADDENDUM OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

[ ]

By:
Name:
Title:

Pledged Interest Addendum

SCHEDULE I
TO
PLEDGED INTERESTS ADDENDUM

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this     day of            , 20  , by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“US Bank”), in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to the indenture dated as of the date hereof (as amended, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, the Guarantors (as defined therein), the Trustee and the Collateral Agent, pursuant to which the Issuer has issued 9.25% Senior Secured Notes due 2020 (together with any Additional Notes and Exchange Notes, the “Notes”).  The Indenture requires that the Issuer and the Guarantors enter into a Security Agreement.

WHEREAS, the Grantors have executed and delivered to Collateral Agent, for the benefit of the Secured Parties, that certain Security Agreement, dated as of June 18, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1.                                      DEFINED TERMS.  All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Indenture.

2.                                      GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby unconditionally grants, collaterally assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a)                                 all of its Trademarks, exclusive, however, of (i) any Trademarks that are protectable, registered or applied for solely under the laws of jurisdictions outside the United States, and (ii) any Excluded Collateral;

(b)                                 all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(c)                                  all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark, including right to receive any damages or (ii) injury to the goodwill associated with any Trademark.

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3.                                      SECURITY FOR SECURED OBLIGATIONS.  This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to the Collateral Agent or any Secured Party, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4.                                      SECURITY AGREEMENT AND INTERCREDITOR AGREEMENT.  The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

Notwithstanding anything herein to the contrary, the liens and security interests granted to U.S. Bank National Association, as the Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by U.S. Bank National Association, as the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of June 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Wells Fargo Capital Finance, LLC, as the Bank Collateral Agent, and U.S. Bank National Association, as the Notes Collateral Agent.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, as between the Credit Facility Claimholders (as defined in the Intercreditor Agreement) and the Notes Claimholders (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern and control.

5.                                      AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto.  Grantors hereby authorize the Collateral Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of each Grantor.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6.                                      COUNTERPARTS.  This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement.  Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement.  Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7.                                      CONSTRUCTION.  This Copyright Security Agreement is a Notes Document.  Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Trademark Security Agreement to any

2

agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds of all of the Secured Obligations (including the payment of any termination amount then applicable  other than unasserted contingent indemnification Secured Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

8.                                      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS TRADEMARK SECURITY AGREEMENT.  The parties to this Trademark Security Agreement each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Trademark Security Agreement, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TRADEMARK SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

COLLATERAL AGENT:	U.S. BANKING NATIONAL ASSOCIATION
a national banking association

By:
Name:
Title:

1

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

EXHIBIT E

FORM OF PERMITTED ADDITIONAL PARI PASSU SECURED PARTY JOINDER

[Name of Authorized Representative]

[Address of Authorized Representative]

[Date]

The undersigned is the Authorized Representative for [list names of new secured parties] who have evidenced in writing their intent and consent to become Secured Parties (the “New Secured Parties”) under the Security Agreement, dated as of June 18, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Jack Cooper Holdings Corp., a Delaware corporation (the “Issuer”), each of the subsidiaries signatories thereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; and together with the Issuer, the “Grantors”) and U.S. Bank National Association, a national banking association, as the Collateral Agent.  Terms used herein but not defined herein have the meanings assigned to such terms in the Security Agreement.

In consideration of the foregoing, the undersigned Authorized Representative hereby:

(i)                                     represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties, including to appoint the Collateral Agent as set forth below;

(ii)                                  acknowledges that each of the New Secured Parties has received a copy of the Security Agreement, the Intercreditor Agreement and the Indenture, and accepts, acknowledges and agrees for itself and each New Secured Party to be bound in all respects by the terms of the Security Agreement, including the provisions of the Indenture incorporated therein by reference;

(iii)                               appoints and authorizes the Collateral Agent, as Collateral Agent for the New Secured Parties under the Security Agreement and the Intercreditor Agreement, to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement and the Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof;

(iv)                              accepts, acknowledges and agrees for itself and each New Secured Party to be bound in all respects by the terms of the Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Permitted Additional Pari Passu Obligations, with all the rights and obligations of a Notes Claimholder (as defined in the Intercreditor Agreement) thereunder and bound by all the provisions thereof (including, without limitation, Section 9.3 thereof) as fully as if it had been a Notes Claimholder on the effective date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Security Agreement and the other Security Documents shall be as follows:

[Address]

The New Secured Parties shall be the Authorized Representative and the holders of the New Secured Obligations.

The Authorized Representative for itself and each New Secured Party does hereby covenant and agree in favor of the Collateral Agent that:

a)                                      The Collateral Agent shall have no obligation whatsoever to the Authorized Representatives or any of the Secured Parties to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s liens or security interests have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or any Grantor’s property constituting collateral intended to be subject to the lien and security interest of the Security Agreement has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to the Security Agreement, any Notes Document or the Intercreditor Agreement other than pursuant to the instructions provided in the Security Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Authorized Representative or any Secured Party as to any of the foregoing.

b)                                      No provision of the Security Agreement or any Notes Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Required Secured Parties unless the Collateral Agent shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in the Security Agreement, the Intercreditor Agreement or the Notes Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise  any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Secured Parties in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Grantors or the Secured Parties to be sufficient.

c)                                       The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with the Intercreditor Agreement or any Notes Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

d)                                      In no event shall the Collateral Agent be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

e)                                       The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Grantors under the Security Agreement, the Intercreditor Agreement and the Notes Documents.  The Collateral Agent shall not be responsible to the Secured Parties or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Security Agreement, the Intercreditor Agreement or any Notes Document; the execution, validity, genuineness, effectiveness or enforceability of the Security Agreement, the Intercreditor Agreement and any Notes Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under the Security Agreement, the Intercreditor Agreement and the Notes Documents.  The Collateral Agent shall have no obligation to any Secured Party or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of the Security Agreement, the Intercreditor Agreement and the Notes Documents, or the satisfaction of any conditions precedent contained in the Security Agreement, the Intercreditor Agreement and any Notes Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Security Agreement, the Intercreditor Agreement and the Notes Documents unless expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the Required Secured Parties with respect to the administration of the Notes Documents.

f)                                        The Secured Parties hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of the Security Agreement, the Intercreditor Agreement, the Notes Documents or any actions taken pursuant hereto or thereto.  Further, the Secured Parties hereby agree and acknowledge that in the exercise of its rights under the Security Agreement, the Intercreditor Agreement and the Notes Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, including without limitation the properties under the real property that constitute Collateral, and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(g)                                  The Authorized Representative for itself and on behalf of the New Secured Parties, shall take such action as the Collateral Agent may reasonably request to carry out the intent of the foregoing obligations of the Authorized Representative and the New Secured Parties, an including executing, acknowledging, authorizing, delivering or recording or filing additional instruments, agreements or documents.

The Collateral Agent, by acknowledging and agreeing to this Permitted Additional Pari Passu Secured Party Joinder, and in consideration of the foregoing representations, warranties, covenants and agreements of the Authorized Representative and each other New Secured Party accepts the appointment set forth in clause (iii) above.

THIS OTHER PARI PASSU LIEN SECURED PARTY JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Permitted Additional Pari Passu Secured Party Joinder to be duly executed by its authorized officer as of the     day of            , 20  .

[AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed

U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent

By:
Name:
Title:

JACK COOPER HOLDINGS CORP.

By:
Name:
Title: